                                                                    EXHIBIT 99.1

"American International Group, Inc. (AIG) today reported that its net income for the full year 2002 was $5.52 billion, compared to $5.36 billion in 2001. The fourth quarter of 2002 resulted in a net loss of $103.8 million, compared to net income of $1.87 billion in the same period of 2001.

On February 3, AIG announced that it would incur a net, after tax charge of $1.8 billion in the fourth quarter of 2002 related to an increase of general insurance net loss and loss adjustment reserves, following the completion of AIG's annual year-end loss reserve study. Fourth quarter 2002 income as adjusted, excluding the reserve charge and realized gains and losses, increased
13.9 percent to $2.33 billion. For the full year 2002, income as adjusted was $8.91 billion, an increase of 11.9 percent over the full year 2001, which was also adjusted for the cumulative effect of accounting changes, acquisition, restructuring and related charges and World Trade Center and related losses.


Following is a summary table of twelve months and fourth quarter information (in millions, except per share amounts):

                                    TWELVE MONTHS

                                                    Per Share

                        2002      2001  Change     2002   2001  Change
Net income,
  as reported        $5,518.9  $5,362.8   2.9%   $ 2.10  $ 2.02   4.0%

Realized capital
  losses              1,596.5     541.7    -       0.60    0.21    -
Cumulative effect
  of accounting
  changes                -        136.2    -        -      0.05    -
Acquisition,
  restructuring and
  related charges        -      1,384.8    -        -      0.52    -
World Trade Center
  and related losses     -        533.0    -        -      0.20    -

Insurance reserve
  charge              1,793.9      -       -       0.68     -      -

Income,
  as adjusted        $8,909.3  $7,958.5  11.9%   $ 3.38  $ 3.00  12.7%

Average shares outstanding                      2,634.0  2,649.9

                                     FOURTH QUARTER
                                                          Per Share

                        2002      2001  Change     2002   2001  Change
Net income (loss),
  as reported        $ (103.8)  $1,865.9   -     $(0.03) $ 0.70    -

Realized capital
  losses                641.3      180.9   -       0.23    0.07    -
Insurance reserve
  charge              1,793.9       -      -       0.68      -     -

Income,
  as adjusted        $2,331.4   $2,046.8  13.9%   $0.88  $ 0.77  14.3%

Average shares outstanding                      2,632.5  2,645.4


Highlights for 2002 include:

Record shareholders' equity at December 31, 2002 of approximately $59 billion, an increase of $0.3 billion over September 30, 2002.

Return on equity of 13.2 percent, or 16.5 percent excluding the reserve charge.

Record consolidated assets at December 31, 2002 of approximately $563 billion, an increase of $16 billion over September 30, 2002.

Record 2002 General Insurance net premiums written of $27.4 billion, an increase of 36.4 percent. Record fourth quarter 2002 General Insurance net premiums written of $7.21 billion, an increase of 38.8 percent.

Record General Insurance cash flow of $6.92 billion in 2002.

General Insurance net loss and loss adjustment reserves totaling $30.35 billion as of December 31, 2002, an increase of $4.45 billion and $3.31 billion for the full year and fourth quarter of 2002, respectively.

Record 2002 Life Insurance premium income, deposits and other considerations of $48.66 billion, an increase of 11.6 percent. Fourth quarter 2002 Life Insurance premium income, deposits and other considerations increased 4.5 percent to $10.62 billion.

Income before income taxes, minority interest, and the cumulative effect of accounting changes was $8.14 billion in 2002 and a loss of $312.5 million in the fourth quarter of 2002. The following table outlines the results for the full year and the fourth quarter (in millions):


                       TWELVE MONTHS               FOURTH QUARTER

                  2002    2001   Change       2002      2001   Change
General
  Insurance*    $4,325.6  $3,749.9 15.4%   $1,122.5   $  860.8   30.4%

Life
  Insurance*     5,982.3   5,060.1 18.2     1,581.8    1,321.7   19.7

Financial
  Services       2,188.7   1,991.0  9.9       620.3      587.0    5.7

Retirement Savings
  & Asset
  Management     1,015.9   1,087.7 (6.6)      207.8      287.3  (27.7)

Other Income
(Deductions)-net  (129.2)      3.3    -       (60.8)     (52.4)     -

Adjusted income
  before income
  taxes and
  minority
  interest      13,383.3  11,892.0 12.5     3,471.6   3,004.4    15.6

Realized capital
 gains (losses) (2,441.0)   (836.3)   -      (984.1)   (287.1)      -

General Insurance
 Reserve charge (2,800.0)**    0.0    -    (2,800.0)**    0.0       -

WTC losses           0.0    (900.0)** -         0.0       0.0       -

Acquisition,
  restructuring
  and related
  charges            0.0  (2,016.5)   -         0.0       0.0       -

Income (loss)
   before income
   taxes and
   minority
   interest     $8,142.3  $8,139.2    -    $ (312.5) $2,717.3       -

 * Excluding General Insurance reserve charge in 2002 and WTC losses in 2001.

** Includes 100 percent of Transatlantic reserve charge of $100.0 million in 2002 and WTC losses in 2001.

                                       American International Group, Inc.
                                             Financial Highlights
                                      (in thousands, except per share amounts)

                                       Twelve Months Ended December 31,        Three Months Ended December 31,
                                        2002         2001(a)     Change         2002        2001(a)     Change
General Insurance Operations
   As Reported:

   Net Premiums Written             $ 27,414,242  $ 20,100,896    36.4 %     $  7,212,509   $ 5,197,712   38.8 %
   Net Premiums Earned                24,269,517    19,364,886    25.3          6,708,030     5,055,894   32.7
   Adjusted Underwriting Profit(Loss) (1,234,034)       88,252      -          (2,350,630)      115,379     -
   Net Investment Income               2,759,603     2,892,619    (4.6)           673,188       745,430   (9.7)
   Income before Realized
      Capital Gains (Losses)           1,525,569     2,980,871   (48.8)        (1,677,442)      860,809     -
   Realized Capital Gains (Losses)      (858,326)     (129,642)     -            (366,169)       17,478     -
   Operating Income (Loss)          $    667,243  $  2,851,229   (76.6)%     $ (2,043,611)   $  878,287     -  %
   ----------------------------------------------------------------------------------------------------------------------
           Loss Ratio                      85.76         79.55                     115.13         78.81
           Expense Ratio                   20.19         21.16                      20.08         20.93
           Combined Ratio                 105.95        100.71                     135.21         99.74
   ----------------------------------------------------------------------------------------------------------------------


General Insurance Operations
   Excluding 2002 Reserve Charge and
   2001 World Trade Center Losses:

   Net Premiums Written             $ 27,414,242  $ 20,100,896    36.4 %     $  7,212,509   $ 5,197,712   38.8 %
   Net Premiums Earned                24,269,517    19,364,886    25.3          6,708,030     5,055,894   32.7
   Adjusted Underwriting Profit        1,565,966       857,252    82.7            449,370       115,379  289.5
   Net Investment Income               2,759,603     2,892,619    (4.6)           673,188       745,430   (9.7)
   Income before Realized
      Capital Gains (Losses)           4,325,569     3,749,871    15.4          1,122,558       860,809   30.4
   Realized Capital Gains (Losses)      (858,326)     (129,642)     -            (366,169)       17,478     -
   Operating Income                 $  3,467,243 $   3,620,229    (4.2)%     $    756,389   $   878,287  (13.9)%
   ----------------------------------------------------------------------------------------------------------------------
           Loss Ratio                      74.22         75.58                      73.39         78.81
           Expense Ratio                   20.19         21.16                      20.08         20.93
           Combined Ratio                  94.41         96.74                      93.47         99.74
   ----------------------------------------------------------------------------------------------------------------------



(a)Restated to conform to the presentation with respect to 2002.


                                       American International Group, Inc.
                                             Financial Highlights
                                      (in thousands, except per share amounts)

                                       Twelve Months Ended December 31,        Three Months Ended December 31,
                                        2002         2001(a)     Change         2002        2001(a)     Change
Life Insurance Operations
   As Reported:

   Premium Income, Deposits and
      Other Considerations (b)      $ 48,661,546  $ 43,616,531   11.6 %     $ 10,618,595  $ 10,156,910    4.5 %
   Net Investment Income              12,274,046    11,084,467   10.7          3,145,267     2,877,837    9.3
   Income before Realized
      Capital Gains (Losses)           5,982,273     4,929,162   21.4          1,581,763     1,321,744   19.7
   Realized Capital Gains (Losses)    (1,052,970)     (254,394)    -            (451,761)     (250,161)    -
   Operating Income                 $  4,929,303  $  4,674,768    5.4 %     $  1,130,002  $  1,071,583    5.5 %


Life Insurance Operations
   Excluding 2001 World Trade Center Losses:

   Premium Income, Deposits and
      Other Considerations (b)      $ 48,661,546  $ 43,616,531   11.6 %     $ 10,618,595  $ 10,156,910    4.5 %
   Net Investment Income              12,274,046    11,084,467   10.7          3,145,267     2,877,837    9.3
   Income before Realized
      Capital Gains (Losses)           5,982,273     5,060,162   18.2          1,581,763     1,321,744   19.7
   Realized Capital Gains (Losses)    (1,052,970)     (254,394)    -            (451,761)     (250,161)    -
   Operating Income                 $  4,929,303  $  4,805,768    2.6 %     $  1,130,002 $   1,071,583    5.5 %







(a)Restated to conform to the presentation with respect to 2002.
(b)GAAP premium income was $5,289,547 and $20,320,377 for the fourth quarter and twelve months 2002, respectively, compared to $5,091,468 and $19,062,893 for the fourth quarter and twelve months 2001, respectively.


                                       American International Group, Inc.
                                             Financial Highlights
                                      (in thousands, except per share amounts)

                                       Twelve Months Ended December 31       Three Months Ended December 31,
                                       2002           2001(a)    Change       2002        2001(a)     Change
Financial Services Operating Income $  2,188,720 $  1,991,028    9.9 %     $    620,299 $    587,015     5.7 %

Retirement Savings & Asset
      Management Operating Income      1,015,932    1,087,679   (6.6)           207,816      287,242   (27.7)

Other Realized Capital Gains (Losses)   (529,667)    (452,304)    -            (166,167)     (54,456)     -

Other Income (Deductions) - net         (129,211)       3,316     -             (60,788)     (52,408)     -

Acquisition, Restructuring and
      Related Charges                          0   (2,016,529)    -                   0            0      -

Income (Loss) before Income Taxes,
   Minority Interest and Cumulative
   Effect of Accounting Changes        8,142,320    8,139,187     -            (312,449)   2,717,263      -

Income Taxes (Benefits)                2,327,969    2,339,140     -            (253,118)     804,011      -

Income (Loss) before Minority Interest
   and Cumulative Effect of
   Accounting Changes                  5,814,351    5,800,047    0.2            (59,331)   1,913,252      -

Minority Interest, after tax -
   Operating Income                     (284,995)    (299,491)    -             (38,787)     (48,911)     -

Minority Interest, after tax -
   Realized Capital Gains (Losses)       (10,472)      (1,524)    -              (5,688)       1,540      -

Income (Loss) before Cumulative Effect
   of Accounting Changes               5,518,884    5,499,032    0.4           (103,806)   1,865,881      -

Cumulative Effect of Accounting
   Changes, net of tax (b)                     0     (136,203)    -                   0            0      -

Net Income (Loss), as reported         5,518,884    5,362,829    2.9           (103,806)   1,865,881      -

Income, as adjusted (c)                7,115,470    7,425,570   (4.2)           537,545    2,046,849   (73.7)

Income, as adjusted excluding
   2002 Reserve charge and
   2001 WTC losses                  $  8,909,340 $  7,958,570   11.9 %     $  2,331,415 $  2,046,849    13.9 %

Per Share - Diluted:
Net Income (Loss), as reported      $       2.10 $       2.02    4.0 %     $      (0.03)$       0.70      -  %
Income, as adjusted (c)                     2.70         2.80   (3.6)              0.20         0.77   (74.0)
Income, as adjusted excluding
   2002 Reserve charge and
   2001 WTC losses                  $       3.38 $       3.00   12.7 %     $       0.88 $       0.77    14.3 %


Average Diluted Common
   Shares Outstanding                  2,633,979    2,649,906                 2,632,531    2,645,445


---------------------------
(a)Restated to conform to the presentation with respect to 2002.
(b)Represents the cumulative effect of accounting changes, net of tax, related to FASB 133 "Accounting for Derivative Instruments and Hedging Activities" and EITF 99-20 "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets".
(c)Adjusted to exclude realized capital gains (losses), the cumulative effect of accounting changes and acquisition, restructuring and related charges, net of taxes."